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                                                               Exhibit 23(d)


                          CONSENT OF INDEPENDENT AUDITORS

   We have issued our report dated July 31, 1997, except for Notes 13, 14 and 15 to which the date is January 30, 1998, accompanying the consolidated financial statements of Nelson County Federal Savings and Loan Association and Subsidiary for the years ending June 30, 1997 and 1996, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this to the Registration Statement (on Form
S-4, Commission File No. 333-     ) of the aforementioned report and to the
use of our name as it appears under the caption "Experts".


                                                  /s/ Whelan, Doerr & Pike, PSC
                                                      Elizabethtown, KY
                                                      February 20, 1998